Exhibit 99.1

NEWS RELEASE	FOR FURTHER INFORMATION
CONTACT:
FOR IMMEDIATE RELEASE	Anthony Angelini, President and CEO
Rob Rueckl, Chief Financial Officer
(763) 553-9300

Zomax Expands Into New Assembly and Distribution Center in Memphis

July 14, 2004 – Minneapolis, MN – Zomax Incorporated (NASDAQ: ZOMX) today announced the opening of a new assembly and distribution center in Memphis, Tennessee.  The Memphis facility will leverage its central U.S. location and proximity to leading logistics carriers to support increasing market requirements for just-in-time assembly and distribution services.

The new center, the largest in Zomax’ network of facilities, will provide customers with automated and manual assembly, direct-to-store and distribution center fulfillment, and reverse logistics services.  These services will allow customers to postpone final packaging and distribution to improve time to market, reduce inventory obsolescence, and decrease freight costs.  The new facility will enable Zomax to better address these market demands and incorporate new capabilities as customer needs evolve.

“Zomax continues to invest in our infrastructure, positioning ourselves to support our customers supply chain requirements in an efficient manner” said Anthony Angelini, Zomax President and CEO.  “The new Zomax Memphis facility has the right combination of scalable capacity, service capabilities, and close proximity to leading logistics providers to meet these needs.”

Zomax will be consolidating existing smaller facilities in Memphis and Indianapolis into the larger Memphis center to improve the efficiency and flexibility needed to meet changing market demands.  These activities are not expected to have a material impact on the Company’s financial results for the balance of 2004.  The new Zomax Memphis center plans to begin operations for customers in August, 2004.

About Zomax Incorporated

Zomax helps companies more efficiently bring their products and content to market worldwide.  Zomax’ solutions enhance the process of sourcing, production, and fulfillment through a modular suite of supply chain services.  These services include “front-end” customer contact and ecommerce services, material management, CD/DVD production, assembly and kitting services, JIT physical and electronic fulfillment and returns management.  Founded in 1993, Zomax operates 11 facilities across the United States, Canada, Mexico, and Ireland.  The Company’s Common Stock is traded on the NASDAQ Stock Market under the symbol “ZOMX”.  For more information on Zomax, visit www.zomax.com or call (866) 553-9393.

Forward Looking Statements

Certain statements in this news release, including, but not limited to, increasing market requirements for just-in-time assembly and distribution services, our ability to improve customers’ time to market, reduce inventory obsolescence and decrease freight costs, our ability to address changing market requirements and incorporate new capabilities as customer needs evolve, our ability to realize efficiencies and flexibility through the consolidation of facilities and the expectation that these activities will not have a material impact on our financial results for the balance of  2004, may be deemed to be forward-looking statements involving a number of risk factors and uncertainties. Factors that could cause actual results to differ materially from those anticipated in this news release include: the market for just-in-time assembly and distribution services does not evolve in the manner or scope we anticipate; the new facility can not accommodate services required by our customers but not yet identified; a competitor with significantly greater resources than us begins operating a facility in or near Memphis with a wider variety of services and better prices; the actual costs incurred and/or savings realized from these activities differ materially from those anticipated, and other risks and uncertainties, including those identified in our Form 10-K for the 2003 fiscal year filed with the Securities and Exchange Commission (SEC) on March 12, 2004 and certain other filings with the SEC. Copies of this and other Zomax filings with the SEC are available online at http://www.zomax.com.